As filed with the Securities and Exchange Commission on September 18, 1996
                        Registration No. 33-905384





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        Post-Effective Amendment No. 1 to

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              NETWORK EXPRESS, INC.
             (Exact name of Registrant as specified in its charter)



Michigan
(State or other jurisdiction of incorporation or organization)

3577
(Primary standard industrial classification code number)

38-2917505
(I.R.S. employer identification no.)

305 East Eisenhower Parkway, Ann Arbor, Michigan 48108,(313) 761-5005 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


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                             NETWORK EXPRESS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                CRAIG R. BENSON

                                   President


             35 Industrial Way, Rochester, NH 03867, (603) 332-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
DAVID A. FINE, ESQ.                         FREDRICK M. MILLER, ESQ.
Ropes & Gray                                Dykema Gossett PLLC
One International Place                     400 Renaissance Center
Boston, Massachusetts  02110                Detroit, Michigan  48243-1668

         The Registrant hereby withdraws from registration under this Registration Statement 221,832 of the 250,000 shares of Common Stock originally registered hereunder. The number of shares originally registered exceeded the number of shares issued under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rochester, State of New Hampshire.


                                    NETWORK EXPRESS, INC.

                                By  CRAIG R. BENSON
                                    ----------------------------
                                    Craig R. Benson
                                    President and Treasurer

Dated:  September 18, 1996


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below on September 18, 1996 by the following persons in the capacities indicated.

         Signature                   Capacity

CRAIG R. BENSON
---------------------              President (principal executive officer),
Craig R. Benson                    Treasurer (principal financial and accounting
                                   officer) and Director

DAVID J. KIRKPATRICK
-------------------------          Director
David J. Kirkpatrick